EXHIBIT  4.1
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THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS, RESTATES AND REPLACES IN ITS
ENTIRETY THAT CERTAIN REVOLVING CREDIT COMMERCIAL NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $450,000.00 DATED JUNE 26, 1998, AS AMENDED BY THAT CERTAIN REVOLVING CREDIT COMMERCIAL NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $650,000.00 DATED JULY 9, 1999, AS AMENDED BY THAT CERTAIN REVOLVING CREDIT COMMERCIAL NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $650,000.00 DATED JULY 19, 2000, AS AMENDED BY THAT CERTAIN REVOLVING CREDIT COMMERCIAL NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $620,000.00 DATED JUNE 8, 2001, AS AMENDED BY THAT CERTAIN REVOLVING CREDIT COMMERCIAL NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $465,000.00 DATED NOVEMBER 27, 2001, AS AMENDED BY THAT CERTAIN EXTENSION AND AMENDMENT TO PROMISSORY NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $405,000.00 DATED FEBRUARY 25, 2002, AS AMENDED BY THAT CERTAIN EXTENSION AND AMENDMENT TO PROMISSORY NOTE FROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $385,000.00 DATED MAY 5, 2002, AS AMENDED BY THAT CERTAIN EXTENSION AND AMENDMENT TO PROMISSORY NOTE FFROM BORROWER TO COMPASS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $385,000.00 DATED JULY 5, 2002.


                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$335,000.00                                                     October 4, 2002
                                                            Huntsville, Alabama

         FOR VALUE RECEIVED, the undersigned OPTIMATION, INC., an Alabama corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK (the "Lender"), at its office at 114 Governors Drive, Huntsville, Alabama, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together with interest thereon calculated at the rate and in the manner set forth herein, the principal amount of THREE HUNDRED THIRTY FIVE THOUSAND NO/100 DOLLARS ($335,000.00). Payment of principal, interest charges and expenses shall be made in accordance with the following provisions:

         1. Payments. Borrower promises to pay principal and interest monthly, in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00) per month principal, plus interest thereon, on or before the thirtieth (30) day of each month; the first such payment shall be due and payable on the thirtieth (30) day of October, 2002. Any scheduled payment which is not paid within ten (10) days from the due date shall be subject to a late charge of five percent (5.0%) of the amount of such scheduled payment. The applicable interest rate hereunder shall be Compass Bank Prime (defined herein) plus one-half percentage points (.5%) per annum, floating throughout the term of this Note; provided, however, the applicable rate hereunder shall at no time be less than five percent (5%). The principal remaining unpaid hereunder, and all accrued interest on and all other charges hereunder, shall be due and payable in full on January 3, 2003.

         2. Additional Provisions Regarding Interest. Interest on all principal amounts outstanding from time to time hereunder shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding, by multiplying the product of the principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360. In no event shall the rate of interest calculated hereunder exceed the maximum rate allowed by law. Any principal amounts outstanding hereunder after maturity shall continue to bear interest at the rate of two percentage points in excess of "Compass Bank Prime", and calculated in the manner set forth herein, provided, however, that in no event shall the applicable interest rate be less than five percent (5%) at any time. Any change in said rate due to a change in Compass Bank Prime shall take effect on the day of such change in Compass Bank Prime occurs. "Compass Bank Prime", as used herein, is a reference rate established by the Lender for use in computing and adjusting interest, is subject to increase, decrease or change at the Lender's discretion, and is only one of the reference rates or indices that the Lender uses. The Lender may lend to others at rates of interest at, or greater or less than, Compass Bank Prime or the rate provided herein. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law and automatically shall be reduced to such maximum amount. Any scheduled payment of principal and/or interest which is not paid within ten (10) days of the date due shall be subject to a late charge in the amount of five percent (5.0%) of the amount of such payment.

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         3. Prepayment.  There shall be no prepayment fee associated herewith.

         4. Loan Documents. The indebtedness evidenced hereby is secured by, inter alia:
            (a) that certain Revolving Credit and Security Agreement executed between Borrower and Lender dated June 26, 1998, as amended by that certain Modification Agreement and Amendment to Loan Documents dated December 15, 1998, as amended by that certain Revolving Credit and Security Agreement dated July 9, 1999, as amended by that certain Modification Agreement and Amendment to Loan Documents dated July 19, 2000, as amended by that certain Modification Agreement and Amendment to Loan Documents dated June 8, 2001, as amended by that certain Modification Agreement and Amendment to Loan Documents dated November 27, 2001, as amended by that certain Modification Agreement and Amendment to Loan Documents dated May 5, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated February 25, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated July 5, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated as of the date hereof; and
            (b) Continuing Guaranty Agreements executed by (i) Dennis Sierk and Sheila Sierk dated as of the date hereof, and (ii) Nematron Corporation dated as of March 20, 2001;
            (c) UCC-1 financing statements executed by Borrower in favor of Lender;
            (d) any and all other documents executed in connection herewith (collectively, the "Loan Documents").

         This note is included in the indebtedness referred to in the Loan Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligations of the Borrower to pay the principal of and interest of this Note when due.

         5. Events of Default. Upon the occurrence of any one or more of the following events ("Events of Default"):
            (a) Default in the payment of the principal of or interest on this Note, as and when due and payable;
            (b) Failure by the Borrower or any other person or entity to observe any covenant or obligation contained in any Loan Document or in any other instrument executed in connection with or securing this Note;
            (c) The occurrence of any default or event of default specified in the Loan Documents, or in any other instrument executed in connection with or securing this Note; then, or at any time thereafter during the continuance of any such event, the holder may, with or without notice to the Borrower, declare this Note and indebtedness evidenced hereby to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in of the Loan Documents or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.
         6. Waivers. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Alabama or any other state.

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         7. Attorney's  Fees.  Borrower  agrees to pay  attorneys'  fees and costs incurred by the holder hereof in collecting or attempting to collect this Note, whether by suit or otherwise.

         8. Covenant Violation Fee. Lender reserves the right to assess and collect a fee in connection with any agreement by Lender to waive the violation of any covenant contained in this Note or any other document or agreement signed in connection with the Note or to waive or forego its rights and remedies upon the occurrence of an event of default. The foregoing statement shall not in any respect obligate Lender to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an event of default, which it may or may not do in its sole discretion, and which waiver must be in writing.

         9. Miscellaneous. As used herein, the terms "Borrower", "Lender" and "holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law. This Note has been negotiated, and is being executed and delivered in Huntsville, in the State of Alabama, or if executed elsewhere, shall become effective upon the Lender's receipt and acceptance of the executed original of this Note in the State of Alabama; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. Borrower hereby submits to jurisdiction in the State of Alabama. This Note shall be governed by and be construed in accordance with the laws of the State of Alabama. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Alabama governing interest shall apply to this Note and to this transaction. This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

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         IN WITNESS WHEREOF, Borrower has caused this Note to be executed, sealed and delivered as of the date first set forth above.
                                                     BORROWER:

ATTEST:                                              OPTIMATION, INC.
By: /s/ David P. Gienapp                             By: /s/ Dennis Sierk
    ---------------------------------                --------------------
      David P. Gienapp, Its Secretary                Dennis Sierk, Its President


STATE OF ALABAMA  )

COUNTY OF MADISON )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Dennis Sierk, whose name as President of OPTIMATION, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 30th day of October 2002.

                                       /s/ Arlene Stackhouse
                                       Notary Public
                                       My commission expires: 5-19-03
[S E A L]


STATE OF MICHIGAN )

COUNTY OF WASHTENAW        )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that David P. Gienapp, whose name as Secretary of OPTIMATION, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 31st day of October 2002.

                                       /s/ Christine M. Herriman
                                       Notary Public
                                       My commission expires: 10-17-05
[S E A L]


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